Exhibit 3.3

FORM OF

BYLAWS

OF

YORK SPACE SYSTEMS INC.

A Delaware corporation

(Adopted as of  , 2026)

ARTICLE I

OFFICES

Section 1. Offices. York Space Systems Inc. (the “Corporation”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the Corporation’s certificate of incorporation as then in effect (as amended, restated, modified, and/or supplemented from time to time, including any certificate of designation relating to any series of preferred stock, the “Certificate of Incorporation”).

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. The Board may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders. The Board may, in its sole discretion, determine that meetings of stockholders shall not be held at any place, but may in addition to or instead be held solely by means of remote communication (including virtually) in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II of these bylaws (as amended, restated, modified, and/or supplemented from time to time, these “Bylaws”). The Board may postpone, reschedule, or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 3. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board or the Chair of the Board (the “Chair”) or the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) shall determine and state in the notice of such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board may postpone, reschedule, or cancel any special meeting of stockholders previously scheduled by the Board; provided that prior to the Trigger Date (as defined in the Certificate of Incorporation) any special meeting called at the request of the Principal Stockholder or any Principal Stockholder Affiliate may not be postponed, rescheduled, or cancelled without the consent of the Principal Stockholder or such Principal Stockholder Affiliate, as the case may be, at whose request the meeting was originally called.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting, which shall state the place, if any, date, and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the DGCL) or the Certificate of Incorporation.

(a) Form of Notice. All such notices shall be delivered in writing or by electronic transmission in the manner provided in Section 232 of the DGCL, or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her, or its address as the same appears on the records of the Corporation. If delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as the same appears on the records of the Corporation. If given by electronic mail, notice shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. Notice to stockholders may also be given by other forms of electronic transmission consented to by the stockholder. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed given upon the later of: (A) such posting; and (B) the giving of such separate notice. If notice is given by any other form of electronic transmission, such notice shall be deemed given when directed to the stockholder. An affidavit of the secretary of the Corporation (the “Secretary”) or an assistant secretary of the Corporation (the “Assistant Secretary”), the transfer agent of the Corporation (the “Transfer Agent”), or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b) Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.

Section 5. List of Stockholders. The Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (A) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (B) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.

Section 6. Quorum. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present in person or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 7. Adjourned Meetings. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 8. Vote Required. Subject to the rights of the holders of any series of preferred stock then-outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of the DGCL or other applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation, or these Bylaws a minimum or different vote is required, in which case such minimum or different vote shall be the required vote for such matter. Except as otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast.

Section 9. Voting Rights. Subject to the rights of the holders of any series of preferred stock then-outstanding, except as otherwise provided by the DGCL or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Section 11. Advance Notice of Stockholder Business and Director Nominations.

(a) Nominations of Directors and Other Business at Annual Meetings of Stockholders.

(i) Only such business, including nominations of persons for election to the Board, shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting: (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or any duly authorized committee thereof; (B) by or at the direction of the Board or any duly authorized committee thereof; or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a)(iii) of this ARTICLE II, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) at the time of the meeting, is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in Section 11(a) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to make nominations or propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or nominations or business brought by AE Industrial Partners, LP (the “Principal Stockholder”) and any entity that controls, is controlled by, or under common control with the Principal Stockholder (other than the Corporation and any entity that is controlled by the Corporation), and any investment vehicles or funds managed or controlled, directly or indirectly, by or otherwise affiliated with the Principal Stockholder (the “Principal Stockholder Affiliates”) at any time prior to the Advance Notice Trigger Date (as defined herein)) before an annual meeting of stockholders.

(ii) For nominations or other business (other than nominations or other business brought by the Principal Stockholder and/or Principal Stockholder Affiliates at any time prior to the date when the Principal Stockholder and Principal Stockholder Affiliates cease to beneficially own or control, through share ownership and contractual arrangements (directly or indirectly) at least 10% of the voting power of the then-outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (the “Advance Notice Trigger Date”)) to be properly brought before an annual meeting by a stockholder (any such stockholder of record, as required by Sections 11(a)(i) of this ARTICLE II, proposing business or nominating persons for election to the Board at a meeting of stockholders, the “Noticing Stockholder”), the Noticing Stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business other than nominations of persons for election to the Board must be a proper matter for stockholder action; and the Noticing Stockholder and any other stockholder, if any, on whose behalf the business is being proposed or the nomination is being made (collectively with the Noticing Stockholder, the “Holders” and each a “Holder”) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this

ARTICLE II) required by these Bylaws and otherwise complied with the requirements with respect to such nominations or business set forth in this ARTICLE II of these Bylaws. To be timely, a stockholder’s notice for such nominations or other business (other than such a notice by the Principal Stockholder and/or Principal Stockholder Affiliates prior to the Advance Notice Trigger Date, which may be delivered at any time prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the next annual meeting of stockholders) must be delivered by hand and received by the Secretary at the principal executive offices of the Corporation in proper written form not less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of common stock, par value $0.0001 (“Common Stock”), are first publicly traded, be deemed to have occurred on , 2026); provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 70 days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice must be delivered not earlier than the 120th day prior to the date of such annual meeting and by the later of: (A) the 10th day following the day the Public Announcement (as defined in Section 11(i) of this ARTICLE II) of the date of the annual meeting is first made; or (B) the date which is 90 days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II will be deemed received on any given day only if received prior to the Close of Business (as defined in Section 11(i) of this ARTICLE II) on such day (and otherwise shall be deemed received on the next succeeding Business Day (as defined in Section 11(i) of this ARTICLE II)).

(iii) To be in proper written form, a Noticing Stockholder’s notice to the Secretary must set forth:

(A) as to any business that the Noticing Stockholder (as defined below) proposes to bring before the meeting:

(1) a brief description of the business desired to be brought before the meeting;

(2) the reasons for conducting such business at the meeting;

(3) a description of any direct or indirect material interest of any Holder or Stockholder Associated Person of such Holder in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Corporation or of a third party, or otherwise);

(4) the text of the proposal or business (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment), which business must be a proper subject for stockholder action; and

(5) a description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person of such Holder and any other person or persons (including their names) in connection with the proposal of such business by the Noticing Stockholder;

(B) as to each Holder:

(1) the name, age, citizenship, and address of the Noticing Stockholder, as they appear on the Corporation’s books, and, if different from the Corporation’s books, the name and address of the Noticing Stockholder;

(2) the name, age, citizenship, and address of such Holder and each Stockholder Associated Person of such Holder;

(3) as of the date of the notice (which information, for the avoidance of doubt, shall be updated and supplemented pursuant to Section 11(d)):

a. the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such Holder and each Stockholder Associated Person of such Holder (provided that, for the purposes of this Section 11(a)(iii)(B)(3), any such person shall in all events be deemed to beneficially own any shares of stock of the Corporation as to which such person has a right to acquire beneficial ownership at any time in the future (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both)),

b. a description of all agreements, arrangements or understandings between such Holder and each Stockholder Associated Person of such Holder, on the one hand, and any other person or persons (naming such person or persons), on the other hand, in connection with such proposal of business and/or nomination, excluding engagements with financial, legal, strategic or other advisors in the ordinary course of business;

c. a description of any Derivative Instrument (as defined in Section 11(i) of this ARTICLE II) directly or indirectly held or beneficially held by such Holder and any Stockholder Associated Person of such Holder;

d. whether and to the extent to which a Hedging Transaction (as defined in Section 11(i) of this ARTICLE II) has been entered into by or on behalf of such Holder or any Stockholder Associated Person of such Holder;

e. a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which each Holder and any Stockholder Associated Person of such Holder has any right to vote or has granted a right to vote any shares of stock or any other security of the Corporation;

f. a description of any agreement, arrangement or understanding with respect to any rights to dividends or payments in lieu of dividends on the shares of the Corporation owned beneficially by each Holder or any Stockholder Associated Person of such Holder that are separated or separable pursuant to such agreement, arraignment or understanding from the underlying shares of stock or other security of the Corporation;

g. any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and each Stockholder Associated Person, if any, of such Holder in the outcome of any (x) vote to be taken at any annual or special meeting of stockholders of the Corporation or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under these Bylaws; and

h. any material pending or threatened action, suit, or proceeding (whether civil, criminal, investigative, administrative, or otherwise) in which any Holder or any Stockholder Associated Person of such Holder is, or is reasonably expected to be made, a party or material participant involving the Corporation or any of its officers, directors or employees, or any Affiliate of the Corporation, or any officer, director or employee of such Affiliate (the information required by this subclause (3) shall be referred to as the “Specified Information”); provided, however, that the Specified Information shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Specified Information hereunder solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 11(a) on behalf of a beneficial owner;

(4) a representation by the Noticing Stockholder that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting on the nominations or other business proposed, that the Noticing Stockholder will continue to be a stockholder of record of the Corporation entitled to vote at such meeting on the matter proposed through the date of such meeting and that such Noticing Stockholder intends to appear in person or by proxy at such meeting to make such nominations or propose such business;

(5) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by each Holder and each Stockholder Associated Person, if any, of such Holder;

(6) any other information relating to each Holder and each Stockholder Associated Person, if any, of such Holder that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(7) a representation by the Noticing Stockholder as to whether any Holder and/or any Stockholder Associated Person of such Holder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the proposed nominee or approve or adopt the other business being proposed and/or (B) otherwise to solicit proxies or votes from stockholders in support of such nomination or other business (such representation, a ”Solicitation Statement”);

(8) in connection with a nomination for any persons for election as director, a representation by the Noticing Stockholder whether any Holder intends, or is part of a group which intends, (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares of capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination; and, if applicable, (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act;

(9) a certification by the Noticing Stockholder that each Holder and any Stockholder Associated Person of such Holder has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares of capital stock or other securities of the Corporation and/or such person’s acts or omissions as a stockholder of the Corporation;

(10) the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(11) to the extent known after reasonable investigation, the names and addresses of other stockholders (including beneficial owners) known by any Holder or Related Person of such Holder to provide financial or otherwise material support with respect to such proposal(s) or nomination(s) (it being understood that delivery of a revocable proxy with respect to such proposal or nomination shall not in itself require disclosure under this subclause (11)) and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

(12) a representation by the Noticing Stockholder as to the accuracy of the information set forth in the notice.

(C) as to each person whom the Noticing Stockholder proposes to nominate for election or re-election as a director:

(1) the name, age, citizenship and address (business and residential) of such person;

(2) a complete biography and statement of such person’s qualifications, including the principal occupation or employment of such person (at present and for the past five years);

(3) the Specified Information for such person as if such person were a Holder (except that no disclosure will be required hereunder with respect to any Stockholder Associated Person of any proposed nominee unless such Stockholder Associated Person is also a Stockholder Associated Person of any Holder);

(4) a complete and accurate description of all agreements, arrangements and understandings between each Holder and any Stockholder Associated Person of such Holder, on the one hand, and such person, on the other hand, (at present and for the past three years) including, without limitation, a complete and accurate description of all direct and indirect compensation and other monetary agreements, arrangements and understandings at present and for the past three years between the person and such parties (including all biographical, related party transaction and other information that would be required to be disclosed pursuant to the federal and state securities laws, including Rule 404 promulgated under Regulation S-K (“Regulation S-K”) under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), if any Holder or such Stockholder Associated Person were the “registrant” for purposes of such rule and such person were a director or executive officer of such registrant);

(5) any other information relating to such person that would be required to be disclosed in a proxy statement or any other filings required to be made in connection with solicitation of proxies for the election of directors in a contested election or that is otherwise required pursuant to and in accordance with Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in proxy statements as a proposed nominee of the Noticing Stockholder and to serving as a director if elected); and

(6) a completed and signed questionnaire, representation and agreement and any and all other information required by Section 11(d) of this ARTICLE II.

In addition, any Noticing Stockholder who submits a notice pursuant to Section 11(a) of this ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(c) of this ARTICLE II.

(iv) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted or nominations made at an annual meeting except in accordance with the procedures set forth in Section 11(a) of this ARTICLE II.

(v) Notwithstanding anything in Section 11(a)(ii) of this ARTICLE II to the contrary, if the number of directors to be elected to the Board is increased effective after the time period for which nominations would otherwise be due under Section 11(a)(ii) of this ARTICLE II and there is no Public Announcement naming the nominees for additional directorships at least 10 days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(a)(ii) of this ARTICLE II, a stockholder’s notice required by Section 11(a)(ii) of this ARTICLE II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(b) of ARTICLE II shall be eligible for election to the Board at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only: (i) by or at the direction of the Board, any duly authorized committee thereof, or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of ARTICLE SEVEN of the Certificate of Incorporation); or (ii) provided that the Board or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of ARTICLE SEVEN of the Certificate of Incorporation) has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who: (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE II, and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) complies with the notice procedures provided for in this Section 11(b) of ARTICLE II. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(b) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board (other than such a notice by the Principal Stockholder and/or Principal Stockholder Affiliates prior to the Advance Notice Trigger Date, which may be delivered at any time prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the special meeting of stockholders) must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the 10th day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise, on the next succeeding day). To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(a)(iii) of this ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(c) of this ARTICLE II and shall comply with Section 11(e) of this ARTICLE II. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

(c) Update and Supplement of Stockholder’s Notice. Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting of stockholders and as of the date that is 10 Business Days prior to the meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five Business Days after the record date for the meeting of stockholders in the case of the update and supplement required to be made as of the record date, and not later than eight Business Days prior to the date for the meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the meeting of stockholders or any adjournment, recess, rescheduling or postponement thereof. In addition, if the Noticing Stockholder has delivered to the Corporation a notice relating to the nomination of directors, the Noticing Stockholder shall deliver to the Corporation not later than eight Business Days prior to the date of the meeting or any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the annual meeting has been adjourned or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act (or any successor provision). For the avoidance of doubt, the obligation to update and supplement set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(d) Submission of Questionnaire, Representation, and Agreement. To be qualified to be a nominee for election or re-election as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(a) or 11(b) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person: (i) is not and will not become a party to: (A) any agreement, arrangement, or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation; or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Corporation that are publicly available.

(e) Update and Supplement of Nominee Information. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting of stockholders, require any Holder or any proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including: (i) such other information as may be reasonably required by the Board, in its sole discretion, to determine whether such proposed nominee is eligible under the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation to serve as a director of the Corporation; and (ii) such other information that the Board determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(f) Authority of Chair; General Provisions. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws and subject to the supervision of the Board, the chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11(a)(iii)(B)(8) of this ARTICLE II) and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon.

(g) Compliance with Exchange Act. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations, and schedules promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules, regulations, and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of this ARTICLE II.

(h) Effect on Other Rights. Nothing in these Bylaws shall be deemed to: (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these Bylaws; (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation; or (D) limit the exercise, the method, or timing of the exercise of the rights of any person granted by the Corporation to nominate directors (including pursuant to that Director Nomination Agreement, dated as of on or about , 2026 (as amended and/or restated or supplemented from time to time, the “Director Nomination Agreement”)), by and among the Corporation and the investors named therein, which rights may be exercised without compliance with the provisions of Section 11 of this ARTICLE II.

(i) Definitions. For purposes of this Section 11 of ARTICLE II, the term:

(i) “Affiliate” has the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(ii) “Associate” has the meaning attributed to such term in Rule 12b-2 under the Exchange Act;

(iii) “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in Greenwood Village, CO or New York, NY are authorized or obligated by law or executive order to close;

(iv) “Close of Business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;

(v) “Derivative Instrument” means any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder and any Stockholder Related Person may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation;

(vi) “Hedging Transaction” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement, or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;

(vii) “Public Announcement” means disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, as reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or a comparable news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act;

(viii) “Stockholder Associated Person” means, with respect to any Holder:

(A) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such Holder in a solicitation of proxies in respect of any business or director nomination proposed by such stockholder;

(B) any Affiliate or Associate of such Holder; and

(C) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision)) with such Holder; and

(ix) “Short Interest” means any agreement, arrangement, understanding relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving any stockholder or any Stockholder Associated Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) or any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any class or series of the shares or other securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares or other securities of the Corporation; and

(x) For purposes of these Bylaws, the words “include,” “includes” or “including” is deemed to be followed by the words “without limitation.” Where a reference in these Bylaws is made to any statue or regulation, such reference shall be to (1) the statute or regulation as amended from time to time (except as context may otherwise require) and (2) any rules or regulations promulgated thereunder.

Section 12. Requirement to Appear. Notwithstanding anything to the contrary contained in Section 11, if the stockholder that has provided timely notice of a nomination or item of business in accordance with Section 11 (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such nomination or item of business, such proposed business shall not be transacted and such nomination shall be disregarded, notwithstanding that such proposed business or such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 13. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 13 of ARTICLE II at the adjourned meeting.

Section 14. Action by Stockholders Without a Meeting. So long as stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE SEVEN of the Certificate of Incorporation, the following provisions shall apply:

(a) Record Date. For the purpose of determining the stockholders entitled to consent to corporate action without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take action by consent in lieu of a meeting shall, by written notice delivered to the Secretary at the Corporation’s principal place of business during regular business hours, request that the Board fix a record date, which notice shall include the text of any proposed resolutions. Notices delivered pursuant to this Section 14(a) of ARTICLE II will be deemed received on any given day only if received prior to the close of business on such day (and otherwise, shall be deemed received on the next succeeding Business Day). The Board shall promptly, but in all events within 10 days after the date on which such written notice is properly delivered to and deemed received by the Secretary, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 14(a) of ARTICLE II). If no record date has been fixed by the Board pursuant to this Section 14(a) or otherwise within 10 days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board is required pursuant to applicable law, shall be the first date after the expiration of such 10 day time period on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 14(b) of this ARTICLE II; provided, however, that if prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action without a meeting shall in such an event be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(b) Generally. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 14 of ARTICLE II, within 60 (or the maximum number permitted by applicable law) days of the first date on which a consent is delivered to the Corporation in the manner required by applicable law. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given by the Corporation (at its expense) to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 15. Conduct of Meetings.

(a) Generally. Meetings of stockholders shall be presided over by the Chair, if any, or in the Chair’s absence or disability, by the Chief Executive Officer (the “CEO”), or in the CEO’s absence or disability, by the President of the Corporation (the “President”), or in the President’s absence or disability, by a Vice President of the Corporation (the “Vice President”) (in the order as determined by the Board), or in the absence or disability of the foregoing persons by a director or officer designated by the Board, or in the absence or disability of such person, by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability, the chair of the meeting may appoint any person to act as secretary of the meeting.

(b) Rules, Regulations, and Procedures. The Board may adopt by resolution such rules, regulations, and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations, and procedures as adopted by the Board, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices, and similar devices at the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies, or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right, and authority, for any or no reason, to convene, recess, and/or adjourn any meeting of stockholders.

(c) Inspectors of Elections. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees, or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 16. Remote Communication. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication;

provided that

(c) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(d) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(e) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 1. General Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

Section 2. Regular Meetings and Special Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board and publicized among all directors. Special meetings of the Board may be called by: (i) the Chair, if any; (ii) by the Secretary upon the written request of a majority of the directors then in office; or (iii) if the Board then includes a director nominated or designated for nomination by the Principal Stockholder or any Principal Stockholder Affiliate, by any director so nominated or designated, and in each case shall be held at the place, if any, on the date and at the time as he, she, or they shall fix. Any and all business may be transacted at a special meeting of the Board.

Section 3. Notice of Meetings. Notice of regular meetings of the Board need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board, and of each regular and annual meeting of the Board for which notice is required, shall be given by the Secretary as hereinafter provided in Section 4 of this ARTICLE III. Such notice shall state the date, time, and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least: (A) 24 hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email, or similar means; or (B) five days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email, or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 4. Waiver of Notice. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 5. Chair of the Board, Quorum, Required Vote, and Adjournment. The Board may elect the Chair. The Chair must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board, he, she, or they shall perform all duties and have all powers which are commonly incident to the position of Chair or which are delegated to him or her by the Board, preside at all meetings of the stockholders and Board at which he or she is present and have such powers and perform such duties as the Board may from time to time prescribe. If the Chair is not present at a meeting of the Board, the CEO (if the CEO is a director and is not also the Chair) shall preside at such meeting, and, if the CEO is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. At all meetings of the Board, a majority of the directors then in office shall constitute a quorum for the transaction of business, provided, however, that a quorum shall never be less than one-third the total number of directors. Unless by express provision of an applicable law, the Certificate of Incorporation, or these Bylaws a different vote is required, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board. At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine. If a quorum shall not be present at any meeting of the Board, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6. Committees.

(a) The Board may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board. Each such committee shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board upon request.

(b) Each committee of the Board may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board, of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 7. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission. After the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper form or electronic form as the minutes are maintained.

Section 8. Compensation. The Board shall have the authority to fix the compensation, including fees, reimbursement of expenses, and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. Reliance on Books and Records. A member of the Board, or a member of any committee designated by the Board, shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 10. Telephonic and Other Meetings. Unless restricted by the Certificate of Incorporation, any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

ARTICLE IV

OFFICERS

Section 1. Number and Election. Subject to the authority of the CEO to appoint officers as set forth in Section 11 of this ARTICLE IV, the officers of the Corporation shall be elected by the Board and may consist of a CEO, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer (the “CFO”), a Treasurer (the “Treasurer”), and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable.

Section 2. Term of Office. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, or removal as hereinafter provided.

Section 3. Removal. Any officer or agent of the Corporation may be removed with or without cause by the Board, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the CEO in accordance with Section 11 of this ARTICLE IV may also be removed by the CEO in his or her sole discretion.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board or the CEO in accordance with Section 11 of this ARTICLE IV.

Section 5. Compensation. Compensation of all executive officers shall be approved by the Board or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6. Chief Executive Officer. The CEO shall have the powers and perform the duties incident to that position. The CEO shall, in the absence of the Chair, or if a Chair shall not have been elected, preside at each meeting of (a) the Board if the CEO is a director and (b) the stockholders. Subject to the powers of the Board and the Chair, the CEO shall be in general and active charge of the entire business and affairs of the Corporation and shall be its chief policy-making officer. The CEO shall have such other powers and perform such other duties as may be prescribed by the Board or provided in these Bylaws. The CEO is authorized to execute bonds, mortgages, and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence, or otherwise, the CEO shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7. President. The President of the Corporation shall, subject to the powers of the Board, the Chair, and the CEO, have general charge of the business, affairs, and property of the Corporation, and, in the absence of the CEO, control over its officers, agents, and employees. The President shall see that all orders and resolutions of the Board are carried into effect. The President is authorized, in the absence of the CEO, to execute bonds, mortgages, and other contracts requiring a seal under the seal of the

Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The President shall, in the absence of the CEO, act with all of the powers and be subject to all of the restrictions of the CEO. The President shall have such other powers and perform such other duties as may be prescribed by the Chair, the CEO, the Board, or as may be provided in these Bylaws or otherwise are incident to the position of President.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board or the Chair, shall, perform such duties and have such powers as the Board, the Chair, the CEO, the President, or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Vice President. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board may from time to time prescribe.

Section 9. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board, the Chair, the CEO, the President, or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Secretary; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chair, the CEO, the President, or Secretary may, from time to time, prescribe.

Section 10. Chief Financial Officer and Treasurer. The CFO shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair or the Board; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board, at its regular meeting or when the Board so requires, an account of the financial condition and operations of the Corporation; shall have such powers and perform such duties as the Board, the Chair, the CEO, the President, or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of CFO. The Treasurer shall in the absence or disability of the CFO, perform the duties and exercise the powers of the CFO, subject to the power of the Board. The Treasurer, if any, shall perform such other duties and have such other powers as the Board may, from time to time, prescribe.

Section 11. Appointed Officers. In addition to officers designated by the Board in accordance with this ARTICLE IV, the CEO shall have the authority to appoint other officers below the level of Board appointed Vice President as the CEO may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the CEO or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the CEO or the Board at any time, either with or without cause.

Section 12. Other Officers, Assistant Officers, and Agents. Officers, assistant officers, and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 13. Officers’ Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of such officer’s duties, in such amount and with such surety as the Board may require.

Section 14. Delegation of Authority. The Board may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by two authorized officers of the Corporation including, but not limited to, the Chair (if an officer), the CEO, the President, a Vice President, the CFO, the Treasurer, the Secretary, and an Assistant Secretary. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent, or registrar of the Corporation whether because of death, resignation, or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent, or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent, registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, these Bylaws, or any other instrument, the rights and obligations of the holders of uncertificated stock, and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Lost Certificates. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

Section 4. Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend, other distribution or allotment, or any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder consents which are expressly governed by Sections 12, 13, and 14 of ARTICLE II hereof), the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board in accordance with applicable law. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board may modify or abolish any such reserves in the manner in which they were created.

Section 2. Checks, Notes, Drafts, Etc. All checks, notes, drafts, or other orders for the payment of money of the Corporation shall be signed, endorsed, or accepted in the name of the Corporation by such officer, officers, person, or persons as from time to time may be designated by the Board, or by an officer or officers authorized by the Board to make such designation.

Section 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV, the Board may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts, and other obligations or instruments, and such authority may be general or confined to specific instances.

Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 5. Corporate Seal. The Board may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of Section 5 of this ARTICLE VI.

Section 6. Voting Securities Owned By Corporation. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chair, CEO, the President, or the CFO, unless the Board specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 7. Facsimile/Electronic Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, Docusign, facsimile, and other forms of electronic signatures of any officer or director of the Corporation may be used to the fullest extent permitted by applicable law.

Section 8. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 9. Inconsistent Provisions. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law, or the Director Nomination Agreement, the provision (or part thereof) of these Bylaws shall be construed to be consistent with such other provision or provisions, and to the extent such provision may not be so construed, such provision shall be deemed amended to incorporate such other provision so as to eliminate any such inconsistency and as so amended shall be given full force and effect.

ARTICLE VII

INDEMNIFICATION

Section 1. Right to Indemnification and Advancement. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, manager, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes, or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined herein), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of the Corporation. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Section 1 of this ARTICLE VII or otherwise. The Corporation may also, by action of its Board, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE VII shall be deemed to refer exclusively to the Chair, CEO, President, CFO, Secretary, and Treasurer appointed pursuant to ARTICLE IV, and to any Vice President, Assistant Secretary, assistant treasurer, or other officer of the Corporation appointed by the Board pursuant to ARTICLE IV of these Bylaws, and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the Board or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title, including any title granted to such person by the CEO pursuant to Section 11 of ARTICLE IV, that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this ARTICLE VII unless such person’s appointment to such office was approved by the Board pursuant to ARTICLE IV.

Section 2. Procedure for Indemnification. Any claim for indemnification or advance of expenses by an indemnitee under Section 2 of this ARTICLE VII shall be made promptly, and in any event within 45 days (or, in the case of an advance of expenses, 20 days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 45 days (or, in the case of an advance of expenses, 20 days, provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including the Board, a committee thereof, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee, or agent of another corporation, partnership, joint venture, limited liability company, trust, or other enterprise against any expense, liability, or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability, or loss under the DGCL.

Section 4. Service for Subsidiaries. Any person serving as a director, officer, partner, member, trustee, administrator, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 5. Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, manager, officer, employee, or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses, and other rights contained in this ARTICLE VII in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration, or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 6. Non-Exclusivity of Rights; Continuation of Rights of Indemnification. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions, or facts occurring prior to the final adoption of such repeal or modification.

Section 7. Merger or Consolidation. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 8. Savings Clause. To the fullest extent permitted by law, if this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability, and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated.

ARTICLE VIII

AMENDMENTS

These Bylaws may be amended, altered, changed, or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE TEN of the Certificate of Incorporation.

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